UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

November 9, 2015

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 9, 2015, NewStar Financial, Inc. (“NewStar”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (the “Underwriter”), pursuant to which NewStar agreed to sell and the Underwriter agreed to purchase, upon the terms and subject to the conditions set forth therein, $80 million in aggregate principal amount of 7.25% Senior Notes due 2020 (the “Notes”). The Notes will be issued and sold to the public at a price of 99.01% of face value (plus accrued interest from November 1, 2015).

The Notes will be issued under the Indenture by and between NewStar, as Issuer, and U.S. Bank National Association, as Trustee, dated April 22, 2015. The Notes will be treated as a single series for all purposes under the Indenture and have the same terms as the $300 million in aggregate principal amount of 7.25% Senior Notes due 2020 originally issued by NewStar in a private placement on April 22, 2015 and exchanged for identical registered notes on October 6, 2015. After the closing of this offering, which is scheduled to occur on November 13, 2015, the Notes will represent approximately 21.1% of all notes issued under the Indenture.

In order to furnish certain exhibits for incorporation by reference into the Registration Statement on Form S-3 of NewStar previously filed with Securities and Exchange Commission (File No. 333-207571), it is filing the Underwriting Agreement as Exhibit 1.2 to such Registration Statement and the opinion of Locke Lord LLP, regarding the validity of the Notes to be sold by NewStar pursuant to such Underwriting Agreement, as Exhibit 5.2 to such Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.2	Underwriting Agreement dated as of November 9, 2015 between NewStar Financial, Inc. and J.P. Morgan Securities LLC.

5.2	Opinion of Locke Lord LLP.

23.3	Consent of Locke Lord LLP (included as part of its opinion filed as Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: November 12, 2015

	By:	/s/ John K. Bray
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.2	Underwriting Agreement dated as of November 9, 2015 between NewStar Financial, Inc. and J.P. Morgan Securities LLC.

5.2	Opinion of Locke Lord LLP.

23.3	Consent of Locke Lord LLP (included as part of its opinion filed as Exhibit 5.2).